Exhibit 99.1

Supplemental disclosure October 2021

Pro forma capitalization table Illustrative capitalization @ $10 per share 1 2 ($mm) As of February 28, 2021 Adjustments Pro forma as of February 28, 2021 Adjustments Pro forma as of June 27, 2021 Cash 2 $153 $72 $225 $32 $257 Debt 887 - 887 (2) 885 Existing preferred equity 139 (139) 0 - 0 Convertible preferred issued for cash 0 95 95 - 95 Exchange of common equity for convertible preferred 0 105 105 - 105 Equity 1,601 152 1,753 - 1,753 Enterprise value $2,474 $142 $2,616 ($34) $2,582 CY2022E Adj. EBITDA $275 $275 $285 Enterprise value / CY22E EBITDA 9.0x 9.5x 9.1x Net leverage 3 TTM Feb’20 4 3.7x 3.3x 3.1x CY 2022E EBITDA 2.7x 2.4x 2.2x Source: Bowlero management; ISOS executed proposal; Public filings 1 Excludes dilution from warrants; 2 Pro forma as of June 27,2021 cash position is based on fiscal year end balance and not taking into account cash flows until closing, including those related to acquisitions; 3 Excludes preferred; 4 TTM Feb’20 EBITDA of $201mm

3 Pro forma ownership at various prices Source: Bowlero management; Public filings Note: Excludes EIP and ESPP in pro forma ownership calculation; Assumes no redemptions 1 Earn - out equivalent to 20.75mm shares issued to the Company shareholders triggered in two parts equally at prices of $15.00 and $17.50 per share; 2 Represents stock portion of $39mm transaction bonus for Bowlero management ($14mm in stock), ratio subject to change; 3 Includes 5.40mm warrants with $11.50 strike price, redeemable at $18.00; 4 Includes 8.49mm warrants with $11.50 strike price, redeemable at $18.00; 5 Includes 3.33mm warrants with $11.50 strike price, redeemable at $18.00; 6 $200mm convertible preferred converted to common shares at $13.00; 7 Includes 5.57mm founder shares and 5.40mm warrants; 8 Includes 25.48mm SPAC public shares and 8.49mm warrants; 9 Includes 10.00mm FPA shares and 3.33mm warrants Pro forma share price $10.00 $12.50 $15.00 $17.50 $20.00 Nominal Implied pro forma equity value ($mm) $1,753 $2,207 $3,086 $3,833 $4,386 Pro forma shares (mm) Bowlero (excluding earn - out) 119.5 119.5 119.5 119.5 119.5 119.5 Earn - out shares 1 0.0 0.0 10.4 20.8 20.8 20.8 Management bonus 2 1.4 1.4 1.4 1.4 1.4 1.4 SPAC founder shares and warrants 3 4.0 4.3 5.8 7.4 7.5 11.0 7 SPAC public shares and warrants 4 25.5 26.2 27.5 28.4 28.6 34.0 8 FPA and warrants 5 10.0 10.3 10.8 11.1 11.2 13.3 9 PIPE 15.0 15.0 15.0 15.0 15.0 15.0 Convertible preferred 6 0.0 0.0 15.4 15.4 15.4 15.4 Pro forma shares outstanding 175.3 176.6 205.7 219.0 219.3 230.3 Pro forma ownership (%) Bowlero (excluding earn - out) 68.1% 67.7% 58.1% 54.6% 54.5% Earn - out shares 1 0.0% 0.0% 5.0% 9.5% 9.5% Management bonus 2 0.8% 0.8% 0.7% 0.6% 0.6% SPAC founder shares and warrants 3 2.3% 2.4% 2.8% 3.4% 3.4% SPAC public shares and warrants 4 14.5% 14.8% 13.3% 13.0% 13.0% FPA and warrants 5 5.7% 5.8% 5.2% 5.1% 5.1% PIPE 8.6% 8.5% 7.3% 6.8% 6.8% Convertible preferred 6 0.0% 0.0% 7.5% 7.0% 7.0% Total pro forma ownership 100.0% 100.0% 100.0% 100.0% 100.0%

4 % of Total FY 2018 Q1 2018 Q2 2018 Q3 2018 Q4 2018 2018 Leisure Revenue 20.8% 25.8% 29.9% 23.6% 100.0% Center Level EBITDA 15.6% 26.8% 36.8% 20.8% 100.0% % of Total FY 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2019 2019 Leisure Revenue 21.0% 25.3% 30.6% 23.2% 100.0% Center Level EBITDA 17.0% 26.1% 37.2% 19.7% 100.0% FY 2018 FY 2019 Overview of historical quarterly pacing pre - COVID Note: Fiscal year end as of June

Disclaimer This presentation (this “Presentation”) has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Bowlero Corp . (“Bowlero”) and Isos Acquisition Corporation (“ISOS”) and related potential investment in ISOS (together, the “Transactions”) and for no other purpose . Bowlero and ISOS reserve the right, at any time, to negotiate with one or more interested parties or to enter into a definitive agreement with respect to, or to determine not to proceed with, the Transactions, without prior notice to any other interested parties, and there can be no assurance that the Transactions will be consummated . Bowlero and ISOS reserve the right to terminate, at any time, and for any or no reason, further participation by any party, require the return of this Presentation and any other information made available in connection with the Transactions, to update, modify, complete, revise, verify, or amend this Presentation from time to time, or to modify any other procedures without assigning any reason therefor . Confidentiality The information in this Presentation is highly confidential . The distribution of this Presentation by an authorized recipient to any other person is unauthorized . Any photocopying, disclosure, reproduction or alteration of the contents of this Presentation and any forwarding of a copy of this Presentation or any portion of this Presentation to any person is prohibited . The recipient of this Presentation shall keep this Presentation and its contents confidential, shall not use this Presentation and its contents for any purpose other than evaluating the Transactions, and shall be required to return or destroy all copies of this Presentation or portions thereof in its possession promptly following request for the return or destruction of such copies . By accepting delivery of this Presentation, the recipient is deemed to agree to the foregoing confidentiality requirements . N o Of f e r o r S o l i c i t a t i on This Presentation is for informational purposes only and is neither an offer to sell or purchase, nor a solicitation of an offer to sell, purchase or subscribe for, nor a recommendation or advice regarding, any securities in any jurisdiction, nor is it a solicitation of any vote or approval relating to the potential Transactions or otherwise in any jurisdiction . Any such offer or solicitation will be made pursuant to definitive subscription documentation, and any securities sold pursuant to such definitive subscription documentation will not be registered under the Securities Act of 1933 , as amended (the “Securities Act”), or the securities laws of any other jurisdiction . Such securities will be offered and sold in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws, which apply to offers and sales of securities that do not involve a public offering . SUCH SECURITIES HAVE NOT BEEN APPROVED OR RECOMMENDED BY ANY FEDERAL, STATE OR FOREIGN SECURITIES COMMISSION OR SECURITIES REGULATORY AUTHORITY OR OTHER REGULATORY BODY OR AUTHORITY, NOR HAVE ANY OF THESE BODIES OR AUTHORITIES PASSED UPON THE MERITS OF THE SECURITIES OR THE MERITS OF, OR THE ACCURACY AND ADEQUACY OF, ANY OF THE INFORMATION CONTAINED IN THIS PRESENTATION . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . No Representations and Warranties Bowlero and ISOS assume no obligation to update or keep current the information contained in this Presentation, to remove any outdated information or to expressly mark such information as being outdated. This Presentation does not purport to contain all of the information that may be required to evaluate the potential Transactions, and any recipient should conduct its own independent analysis of Bowlero and ISOS and the information contained or referred to in this Presentation. You should not construe the contents of this Presentation as legal, accounting, business, tax or financial advice and you should consult your own professional advisors as to the legal, accounting, business, tax, financial and other matters contained herein . No representation or warranty, express or implied, is or will be given by Bowlero or ISOS or any of their respective subsidiaries, stockholders, partners, members, affiliates, directors, officers, employees, advisers, representatives or agents or any other person as to the accuracy, completeness or reasonableness of the information in this Presentation (including as to the accuracy, completeness or reasonableness of statements, estimates, targets, projections, assumptions or judgments) or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the potential Transactions . Accordingly, none of Bowlero, ISOS or any of their respective subsidiaries, stockholders, partners, members, affiliates, directors, officers, employees, advisers, representatives or agents or any other person shall be liable for any direct, indirect or consequential losses or damages suffered by any person as a result of or arising from the use of this Presentation, its contents or reliance on any statement in or omission from this Presentation and any such liability is expressly disclaimed . Fo rw a rd - L o o k i n g S t a t e m e n ts This Presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , as amended . These forward - looking statements are generally identified by words such as “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” or words of similar meaning . These forward - looking statements include, but are not limited to, statements about forecasted future financial and operating results, plans, objectives, strategies, beliefs, expectations and intentions with respect to, among other things, future operations, products and services and planned market launches as well as statements regarding Bowlero’s industry and market size, future opportunities for Bowlero’s business, and the potential Transactions, including the anticipated timing of the Transactions, implied enterprise value, the expected post - closing ownership structure, the level of redemptions of ISOS’s public shareholders, and the likelihood and ability of the parties to successfully consummate the potential Transactions . In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements . Such forward - looking statements are based upon the current beliefs and expectations of the management of each of Bowlero and ISOS and are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies . Actual results, performance or achievements may differ materially, and potentially adversely, from any projections, forecasts and forward - looking statements and the assumptions on which these forward - looking statements are based . There can be no assurance that the information contained in this Presentation is reflective of future results, performance and/or achievements to any degree . You are cautioned not to place undue reliance on these forward - looking statements as a predictor of future results, performance and/or achievements as projected financial information, cost savings and other information are based on estimates and assumptions, whether or not identified in this Presentation, that are inherently subject to various significant risks, uncertainties, contingencies and other factors, many of which are difficult to predict and generally beyond the control of the parties . There may be additional risks and other factors that neither Bowlero nor ISOS currently know or that Bowlero and ISOS currently believe are immaterial that could also cause actual results, performance or achievements of Bowlero to differ from those contained in these forward - looking statements . Consequently, there can be no assurance that the actual results, performance and achievements anticipated in this Presentation will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Bowlero . Additional information concerning these and other factors that may impact the operations, Transactions and projections discussed herein can be found in ISOS’s periodic filings with the U . S . Securities and Exchange Commission (the “SEC”) . ISOS’s SEC filings are available publicly on the SEC’s website at www . sec . gov . All information set forth in this Presentation speaks only as of the date hereof or the date of such information, as applicable, and Bowlero and ISOS expressly disclaim any intention or obligation to update any forward - looking statements as a result of developments occurring after the date of this Presentation . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results .

D i s cl ai m e r ( c o n t ’ d ) Forecast and Illustrative Scenarios This Presentation contains information with respect to Bowlero’s projected results . This forecast is based on currently available information and Bowlero’s estimates . Bowlero’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to this information for the purpose of its inclusion in this Presentation and, accordingly, they have not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . Bowlero does not undertake any commitment to update or revise any such information, whether as a result of new information, future events or otherwise . The assumptions and estimates underlying the above - referenced information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Bowlero’s and ISOS’s control, that could cause actual results to differ materially from those contained in such information . The inclusion of financial projections, estimates and targets in this Presentation should not be regarded as an indication that Bowlero or ISOS or their representatives considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . See “Forward - Looking Statements” above . I n d u stry an d Ma r k e t Da t a The information in this Presentation also includes information from third - party sources . Any estimates or projections in this Presentation involve elements of subjective judgment and analysis that may or may not prove to be accurate . None of Bowlero, ISOS, their respective affiliates or any third parties that provide information to Bowlero, ISOS or their respective affiliates, such as market research firms, guarantee the accuracy, completeness, timeliness or availability of any information or are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such information . Bowlero and ISOS may have supplemented this information where necessary with information from discussions with Bowlero’s customers and Bowlero’s own internal estimates, taking into account publicly available information about other industry participants and Bowlero’s management’s best view as to information that is not publicly available . None of Bowlero, ISOS or their respective affiliates give any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein . While such information is believed to be reliable for the purposes used herein, none of Bowlero, ISOS or any of their respective subsidiaries, stockholders, partners, members, affiliates, directors, officers, employees, advisers, representatives or agents makes any representation or warranty with respect to the accuracy of such information . Financial Statements and Certain Financial Measures This Presentation includes certain non - GAAP financial measures that Bowlero’s management uses to evaluate Bowlero’s operations, measure its performance and make strategic decisions . EBITDA is a non - GAAP financial measure that measures performance by adjusting gross profit for certain operating expenses, real estate and property tax credit agreement adjustments, cost savings initiatives and other non - recurring items . Bowlero and ISOS believe that EBITDA and EBITDA - based measures provide useful information to investors and others in understanding and evaluating Bowlero’s operating results in the same manner as management . However, EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit or any other operating performance measures calculated in accordance with GAAP . Using any such financial measure to analyze Bowlero’s business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant . In addition, although other companies in Bowlero’s industry may report measures titled EBITDA or similar measures, such financial measures may be calculated differently from how Bowlero calculates such financial measures, and therefore, Bowlero’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies . Because of these limitations, you should consider EBITDA alongside other financial performance measures and other financial results presented in accordance with applicable accounting standards . Additionally, to the extent that forward - looking non - GAAP financial measures are provided, they are presented on a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations . T r a d e m a r k s an d T r a de N a mes Bowlero and ISOS and their respective affiliates own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to imply a relationship with Bowlero, ISOS or any of their respective affiliates, or an endorsement or sponsorship by or of Bowlero, ISOS or any of their respective affiliates . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Bowlero, ISOS, their respective affiliates or any third parties whose trademarks, service marks or trade names, as the case may be, are referenced herein will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor in these trademarks, service marks and trade names .